GREENLIGHT RE ANNOUNCES
FIRST QUARTER 2009 FINANCIAL RESULTS

GRAND CAYMAN, Cayman Islands (May 4, 2009) - Greenlight Capital Re, Ltd. (NASDAQ: GLRE) today announced financial results for the first quarter of 2009.  Greenlight Re reported net income of $27.8 million for the first quarter of 2009 compared to a net loss of $4.8 million for the same period in 2008.  The net income per share on a fully diluted basis was $0.77 for the first quarter of 2009, compared to a net loss per share of $0.13 for the same period in 2008.

Fully diluted book value per share was $14.25 as of March 31, 2009, a 14.1% decrease from $16.58 per share as of March 31, 2008.

“We are pleased with our performance in the first quarter of 2009.  Our underwriting portfolio continues to perform well, and our investment portfolio posted a good return in a difficult environment,” said David Einhorn, Chairman of the Board of Directors of Greenlight Re.  “We expect that continued uncertainty in the economy, our strong and unencumbered capital position, and a hardening insurance market will create opportunities for us.  We believe more than ever that our differentiated strategy will create above average growth in book value over the long term.”

Greenlight Re’s financial and operating highlights for the first quarter ended March 31, 2009 include the following:

•	Gross written premiums were $71.9 million compared to $70.8 million in the first quarter of 2008, while net earned premiums were $46.2 million compared to $27.5 million.

•	The combined ratio was 103.6% compared to 96.4% for the first quarter of 2008.

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Net investment income reported in the first quarter was $27.7 million, a gain of 4.6% on the investment portfolio, compared to a net investment loss of $5.8 million in the first quarter of 2008, a 0.9% loss.

“In the first quarter of 2009, we successfully renewed all but one of our accounts and entered into several new relationships.  While we had a small catastrophe related loss that impacted our results in the quarter, our internal expense ratio improved as expected and our investment returns were solid,” said Len Goldberg, Chief Executive Officer of Greenlight Re.  “In most insurance lines, price declines have abated, and we are patiently waiting for pricing to improve.  Our pipeline of opportunities is strong and with our unlevered balance sheet we are uniquely positioned to take advantage of the market turn.”

Conference Call Details

Greenlight Re will hold a live conference call to discuss its financial results for the first quarter of 2009 on Tuesday, May 5, 2009 at 9:00 a.m. Eastern time.  To participate, please dial in to the conference call at (877) 362-3812 (domestic) or (706) 634-9925 (international), access code 96096074.  The conference call topic is Greenlight Re Earnings Conference Call.

A telephone replay of the call will be available from 11:00 a.m. Eastern time on May 5, 2009 until 11:59 p.m. Eastern time on May 19, 2009.  The replay of the call may be accessed by dialing (800) 642-1687 (domestic) or (706) 645-9291 (international), access code 96096074. An audio file of the call will also be available on the Company’s website.

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Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our annual report on Form 10-K filed with the Securities Exchange Commission.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Greenlight Capital Re, Ltd.
Greenlight Re (www.greenlightre.ky) is a specialist property and casualty reinsurance company based in the Cayman Islands.  The Company provides a variety of custom-tailored reinsurance solutions to the insurance, risk retention group, captive and financial marketplaces.  Established in 2004, Greenlight Re selectively offers customized reinsurance solutions in markets where capacity and alternatives are limited.  With a focus on deriving superior returns from both sides of the balance sheet, Greenlight Re’s assets are managed according to a value-oriented investment strategy that complements the Company’s business goal of long-term growth in book value per share.

Contact:
Alex Stanton
Stanton Public Relations & Marketing
(212) 780-0701
astanton@stantonprm.com

GREENLIGHT CAPITAL RE, LTD.
 CONDENSED CONSOLIDATED BALANCE SHEETS

March 31, 2009 and December 31, 2008
(expressed in thousands of U.S. dollars, except per share and share amounts)

	March 31, 2009 (unaudited)	December 31, 2008
Assets
Investments in securities
Debt securities, trading, at fair value	$109,091	$70,214
Equity securities, trading, at fair value	436,490	409,329
Other investments, at fair value	11,755	14,423
Total investments in securities	557,336	493,966
Cash and cash equivalents	56,310	94,144
Restricted cash and cash equivalents	344,520	248,330
Financial contracts receivable, at fair value	23,563	21,419
Reinsurance balances receivable	87,932	59,573
Loss and loss adjustment expense recoverable	7,000	11,662
Deferred acquisition costs, net	24,347	17,629
Unearned premiums ceded	6,464	7,367
Notes receivable	16,915	1,769
Other assets	4,417	2,146
Total assets	$1,128,804	$958,005
Liabilities and shareholders’ equity
Liabilities
Securities sold, not yet purchased, at fair value	$319,337	$234,301
Financial contracts payable, at fair value	26,465	17,140
Loss and loss adjustment expense reserves	99,734	81,425
Unearned premium reserves	112,482	88,926
Reinsurance balances payable	37,176	34,963
Funds withheld	3,382	3,581
Other liabilities	6,651	6,229
Performance compensation payable to related party	3,032	—
Total liabilities	608,259	466,565
Shareholders’ equity
Preferred share capital (par value $0.10; authorized, 50,000,000; none issued)	—	—
Ordinary share capital (Class A: par value $0.10; authorized, 100,000,000; issued and outstanding, 29,986,192 (2008: 29,781,736); Class B: par value $0.10; authorized, 25,000,000; issued and outstanding, 6,254,949 (2008: 6,254,949))	3,624	3,604
Additional paid-in capital	478,516	477,571
Non-controlling interest in joint venture	6,388	6,058
Retained earnings	32,017	4,207
Total shareholders’ equity	520,545	491,440
Total liabilities and shareholders’ equity	$1,128,804	$958,005

GREENLIGHT CAPITAL RE, LTD.
 CONDENSED CONSOLIDATED STATEMENTS OF INCOME
 (UNAUDITED)

For the three months ended March 31, 2009 and 2008
(expressed in thousands of U.S. dollars, except per share and share amounts)

	Three months ended March 31,
	2009	2008
Revenues
Gross premiums written	$71,871	$70,766
Gross premiums ceded	(1,220)	(9,272)
Net premiums written	70,651	61,494
Change in net unearned premium reserves	(24,458)	(34,002)
Net premiums earned	46,193	27,492
Net investment income (loss)	27,717	(5,762)
Other income	2,124	—
Total revenues	76,034	21,730
Expenses
Loss and loss adjustment expenses incurred, net	30,196	12,124
Acquisition costs, net	13,245	9,929
General and administrative expenses	4,378	4,460
Total expenses	47,819	26,513
Net income (loss) before non-controlling interest and corporate income tax expense	28,215	(4,783)
Non-controlling interest in (income) loss of joint venture	(330)	33
Net income (loss) before corporate income tax expense	27,885	(4,750)
Corporate income tax expense	75	—
Net income (loss)	$27,810	$(4,750)
Earnings (loss) per share
Basic	$0.77	$(0.13)
Diluted	$0.77	$(0.13)
Weighted average number of ordinary shares used in the determination of
Basic	36,078,258	35,981,312
Diluted	36,334,870	35,981,312

Due to the opportunistic and customized nature of our underwriting operations, we expect to report different loss and expense ratios in both our frequency and severity businesses from period to period. The following table provides the ratios for the three month periods ended March 31, 2009 and 2008:

	Three months ended March 31, 2009			Three months ended March 31, 2008
	Frequency	Severity	Total	Frequency	Severity	Total
Loss ratio	53.3%	92.3%	65.4%	44.5%	43.3%	44.1%
Acquisition cost ratio	42.3%	(1.7)%	28.7%	46.7%	16.1%	36.1%
Composite ratio	95.6%	90.6%	94.1%	91.2%	59.4%	80.2%
Internal expense ratio			9.5%			16.2%
Combined ratio			103.6%			96.4%